EXHIBIT 10.50

FIRST AMENDMENT TO THE COLUMBIA STATE BANK
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT
(By and Between Columbia State Bank and Hadley S. Robbins)

This First Amendment to the Columbia State Bank Supplemental Executive Retirement Plan Agreement (hereinafter “Amendment”), entered into this November 15, 2017 by and between Columbia State Bank (hereinafter “Bank” or “Employer”) and Hadley S. Robbins (hereinafter “Executive”), is intended to amend the February 27, 2015 Columbia State Bank Supplemental Executive Retirement Plan Agreement (“Agreement”), by and between the parties, as provided herein.

Furthermore, it is the intent of the parties that this Amendment shall be compliant with Internal Revenue Code Section 409A and the rules and regulations related thereto. Subject to the forgoing, the parties hereby agree as follows:

1.	Paragraph 2.3 entitled “Applicable Percentage” and appearing on pages 1-2 of the Agreement shall be deleted in its entirety and shall be replaced with the following:

1.3
Applicable Percentage. The term “Applicable Percentage” is the percentage of the Executive Benefit to which Executive may be entitled based on (a) the date on which the Executive Separates From Service or Terminates Employment with the Bank or (b) the circumstances described herein. Additionally, in the event Executive Separates From Service Voluntarily prior to attaining the Normal Retirement Age, the Applicable Percentage shown in the below chart shall be deemed to be reduced by ten percent (10%) in order to be consistent with the Years of Service credited under Paragraph 2.30. While the following chart reflects the Applicable Percentage as of the specified date for the given year, it is the intent of the parties that a Separation From Service at any time during the calendar year shall result in a pro-rated increase in the Applicable Percentage using a methodology which is consistent with the reduction under Paragraph 2.12. Subject to the forgoing, the Applicable Percentage shall be determined as follows:

DATE OF SEPARATION FROM SERVICE	APPLICABLE PERCENTAGE
March 1, 2014 through February 28, 2015	35%
March 1, 2015	40%
March 1, 2016	45%
March 1, 2017	50%
March 1, 2018	55%
March 1, 2019	60%
March 1, 2020	65%
March 1, 2021	70%
March 1, 2022	75%
March 1, 2023	80%
March 1, 2024	85%
March 1, 2025	90%

March 1, 2026	95%
March 1, 2027 and thereafter	100%

2.
Paragraph 4.2 entitled “Modifying Form of Benefit Payment/Single Life Annuity vs. Joint Life” and appearing on page 9 of the Agreement shall be deleted in its entirety and shall be replaced with the following:

4.2
Modifying Form of Benefit Payment/Single Life Annuity vs. Joint Life. Subject to Bank approval as to the form of annuity payment offered, and as provided in IRC 409A, Executive may change the form of an annuity payment (before any payment has been made) from one type of life annuity to another type of life annuity with the same scheduled date for the first annuity payment, and such change will not be considered a “change in the time and form of a payment” provided that the annuities are actuarially equivalent applying reasonable actuarial methods and assumptions.

The Distribution Election Form (as may be modified by the Bank from time to time) shall provide details and options regarding those joint and survivor annuity options that may be elected. Again, an annuity modification under this Paragraph 4.2 must be actuarially equivalent in value in accordance with IRC 409A, and the payment commencement date shall remain unchanged. Furthermore, any election to use an alternate annuity payment method must be made prior to the payment start date and, other than as addressed herein below, Executive shall not have the ability to modify the form of annuity elected once payments have begun. If, however, an approved joint and survivor annuity option is elected and Executive’s spouse pre-deceases Executive, then for all payments made to Executive after the death of Executive’s spouse, the amounts payable under this Agreement shall increase and be equal to the payment amounts Executive would have received under a single life annuity option. Executive shall not be able then to designate a new spouse and reinstate joint life annuity payments.
To the extent that any paragraph, term, or provision of the Agreement is not specifically amended herein, or in any other amendment thereto, said paragraph, term, or provision shall remain in full force and effect as set forth in said Agreement.

IN WITNESS WHEREOF, the Executive and a duly authorized representative of Columbia State Bank have signed this Amendment as of the written date.
EXECUTIVE

/s/ HADLEY S. ROBBINS      Date: November 15, 2017
Signature

COLUMBIA STATE BANK

By: /s/ WILLIAM T. WEYERHAEUSER      Date: November 15, 2017
William T. Weyerhaeuser/Board Chairman

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